For Immediate Release

HCSB Financial Corporation Announces Fourth Quarter 2016

Financial Results

Loris, SC, January 26, 2017----HCSB Financial Corporation, (the “Company”)(OTCQB: HCFB), the holding company for Horry County State Bank (the “Bank”), announced today financial results for the fourth quarter ended December 31, 2016. The Company announced net income of $1.4 million, or $0.00 per common share, for the fourth quarter of 2016, an increase from a net loss of $1.8 million, or $0.00 per common share at the end of the third quarter of 2016.

“We have wrapped up 2016 on a very positive note, with net income of $1.4 million for the fourth quarter. We believe this gives us great momentum going into 2017 as our focus remains on delivering profitability for our shareholders and valuable financial services to our communities. Our loan production exceeded our internal expectations, and we believe that is poised to continue as our bankers are providing exceptional customer service in each of our markets. In the fourth quarter, we were able to release $1.1 million in loan loss reserves, as the quality of our portfolio has improved significantly with the completion of our asset disposition plan in the second half of the year and the management team gained further understanding about the risk remaining in the loan portfolio. In addition, we have migrated to an independent third party model for calculating our loan loss reserves which gives us great confidence in our estimates and allows us to account for market fluctuations that may occur,” remarked Jan Hollar, Chief Executive Officer of the Company and the Bank.

Financial Highlights

During the fourth quarter, the Company reported net income of $1.4 million, as the Company released $1.1 million in loan loss reserves due to the significant reduction in nonperforming assets, continuing positive trends in past dues, the completion of the accelerated asset disposition plan and management gained an improved understanding of the risk within the loan portfolio. Excluding the reversal of provision, pre-tax net income for the fourth quarter was $29,000, a $1.8 million increase over a net loss of $1.8 million for the third quarter of 2016. Noninterest expense was down $1.7 million quarter-over-quarter as the net cost of operation of other real estate owned (“OREO”) decreased $1.4 million and FDIC insurance expense decreased $183,000.

The Company saw loan growth of $5.9 million, or 3%, for the fourth quarter of 2016 as loan production continues to be a key management focus. Total deposits decreased $10.1 million and totaled $313.3 million at December 31, 2016, compared to $323.4 million at September 30, 2016, as non-interest bearing demand accounts decreased $5.7 million due to seasonality of deposits in our market area, and time deposits decreased $4.3 million primarily due to the maturity of internet-based time deposits which were not renewed.

Interest Income and Net Interest Margin

Net interest income remained flat quarter over quarter, totaling $2.5 million for the fourth and third quarters of 2016. Net interest margin increased 6 basis points to 2.86% for the quarter ended December 31, 2016 from 2.80% for the quarter ended September 30, 2016. The increase in net interest margin is primarily the result of a 5 basis point increase in yields on interest earning assets, and the cost of borrowings remains stable. This increase in yields was due to an increase in yield on other interest-earning assets and a decrease in interest-bearing cash for the quarter.

For the year ended December 31, 2016, net interest income increased $124,000, or 1.3%, as compared to the year ended December 31, 2015. This increase in net interest income was primarily the result of a significant decrease in cost of liabilities, partially offset by a decrease in yields on interest earning assets. The decrease in cost of liabilities was primarily due to the payoff of subordinated debt, while the decrease in yields on interest earning assets was the result of lower yields on securities.

Non-Interest Income

Non-interest income was $412,000 in the fourth quarter of 2016 compared to $334,000 in the third quarter of 2016. The third quarter included a $222,000 loss on sale of assets recorded in the third quarter related to the bulk sale of nonperforming loans announced in the second quarter. Also included in non-interest income for the third quarter was a $153,000 gain on sale of securities. There were no gains or losses on the sale of assets or securities in the fourth quarter of 2016.

Non-interest income for the year ended December 31, 2016 was $20.6 million, which included a $19.1 million gain on the extinguishment of debt, as compared to non-interest income of $3.1 million for the year ended December 31, 2015. Non-interest income for 2016 also included $222,000 of losses on the sale of assets as compared to a gain on sale of assets of $717,000 in 2015. Gain on sale of securities for the year ended December 31, 2016 was $68,000 as compared to a gain on sale of securities of $232,000 for the year ended December 31, 2015.

Asset Quality

Overall asset quality continued to improve in the fourth quarter of 2016, as the Bank’s classified assets to Tier 1 capital ratio decreased to 46.4% at December 31, 2016. This compares to a classified asset to Tier 1 capital ratio of 55.3% and 287.2% at September 30, 2016 and December 31, 2015, respectively. OREO decreased by $1.1 million during the quarter to $2.9 million at December 31, 2016 due to the sale of several properties. Nonperforming loans increased by $1.1 million to $2.0 million at December 31, 2016 due to the repurchase of two loans from the asset disposition. Both loans repurchased are SBA guaranteed loans and no additional losses are anticipated. The ratio of nonperforming assets to total assets was 1.31% at December 31, 2016 as compared to 1.30% at September 30, 2016 and the ratio of nonperforming loans to total loans was 0.94% at the end of the fourth quarter of 2016 as compared to 0.45% at the end of the third quarter of 2016.

Allowance for Loan Losses

At December 31, 2016, the allowance for loan losses was $3.8 million, compared to $4.7 million at September 30, 2016. As a percentage of total loans held-for-investment, the allowance for loan losses was 1.74% in the fourth quarter of 2016, down from 2.24% in the third quarter of 2016 and 2.20% at December 31, 2015. In the fourth quarter of 2016, the Company implemented a new third party software for the calculation of the allowance for loan losses. The new model allowed management to perform further analysis of the portfolio and better identify improving credit trends. Overall, the decrease in the allowance for loan losses as a percentage of total loans was a reflection of improved trends in past dues and significant reductions in nonperforming loans in 2016. Out of the $3.8 million in total allowance for loan losses at December 31, 2016, specific allowances for impaired loans accounted for $643,000 as compared to $788,000 in the third quarter of 2016.

Balance Sheet and Capital

Total assets decreased $5.2 million during the fourth quarter of 2016, while gross loans (including loans held-for-sale) increased $5.9 million compared to the third quarter of 2016 as the Company continued to see solid loan production during the quarter. As discussed earlier, total deposits decreased $10.1 million and totaled $313.3million at December 31, 2016, compared to $323.4 million at September 30, 2016.

As of December 31, 2016 the Bank’s leverage ratio, Common Equity Tier 1 ratio (CET1), Tier 1 risk-based capital ratio, and total risk-based capital ratio were 9.95%, 15.14%, 15.14% and 16.39%, respectively.

About HCSB Financial Corporation

HCSB Financial Corporation is the holding company for Horry County State Bank, a full-service community bank providing services in eight branches across Horry County, South Carolina. Horry County State Bank’s website is www.hcsbaccess.com. HSCB shares are quoted on the OTCQB tier of the OTC Markets Group, Inc. under the symbol “HCFB”.

SAFE HARBOR

This news release contains forward-looking statements, as defined by the federal securities laws, including statement about the Company’s financial outlook and business environment. Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “estimates,” “strategy,” “plan,” “potential,” and other similar expressions. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those anticipated in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward-Looking Statements” on pages 1-2 and in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K filed with the SEC for the year ended December 31, 2015. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

For additional information contact:

Jennifer W. Harris

Chief Financial Officer

(843) 716-6407

jharris@horrycountystatebank.com

HCSB Financial Corporation

Condensed Consolidated Balance Sheet (Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015*
	($ in thousands)
ASSETS
Cash and due from banks	$25,429	$31,174	$64,024	$41,652	$22,137
Investment securities available for sale	106,529	111,581	80,969	83,205	89,701
Nonmarketable equity securities	1,345	1,090	1,090	1,276	1,330
Loans held for sale	—	—	4,280	—	—
Loans	215,112	209,176	199,072	199,635	209,367
Allowance for loan losses	(3,750)	(4,676)	(4,492)	(3,719)	(4,601)
Net loans	211,362	204,500	194,580	195,916	204,766

Premises and equipment, net	14,314	14,456	14,591	15,758	15,917
Assets held-for-sale	—	—	768	—	—
Other real estate owned	2,887	4,032	7,256	11,270	13,624
Bank-owned life insurance	11,643	11,562	11,481	11,400	11,319
Deferred tax assets	19,646	16,270	16,270	19,587	22,474
Valuation allowance for deferred tax assets	(19,646)	(16,270)	(16,270)	(19,587)	(22,474)
Other assets	2,425	2,712	3,441	2,886	2,629

Total assets	$375,934	$381,107	$382,480	$363,363	$361,423

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
Demand noninterest-bearing	$41,324	$47,060	$44,077	$40,227	$40,182
Money market, NOW and savings	125,714	125,785	119,191	122,613	116,678
Time deposits	146,231	150,505	159,974	172,621	173,971
Total deposits	313,269	323,350	323,242	335,461	330,831

Short-term borrowings	1,983	1,662	1,659	1,248	1,716
Long-term debt	24,000	17,000	17,000	34,141	34,138
Accrued expenses and other liabilities	1,355	2,502	3,312	7,161	6,988
Total liabilities	340,607	344,514	345,213	378,011	373,673

Shareholders' equity:
Preferred stock	—	—	9	12,895	12,895
Common stock	4,958	4,958	3,633	38	38
Warrants	—	—	—	1,012	1,012
Additional paid-in capital	68,411	68,273	81,903	30,220	30,220
Retained deficit	(34,783)	(36,183)	(48,177)	(58,090)	(54,807)
Accumulated other comprehensive loss	(3,259)	(455)	(101)	(723)	(1,608)
Total shareholders' equity	35,327	36,593	37,267	(14,648)	(12,250)

Total liabilities and shareholders' equity	$375,934	$381,107	$382,480	$363,363	$361,423

Common shares issued and outstanding	495,763,940	495,763,940	363,314,783	3,846,340	3,846,340

* Derived from audited financial statements.

HCSB Financial Corporation

Condensed Consolidated Income Statement (Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
	($ in thousands, except per share amounts)
Interest income
Loans, including fees	$2,630	$2,667	$2,581	$2,483	$2,753
Investment securities	473	426	386	461	479
Nonmarketable equity securities	13	11	14	14	14
Interest on deposits at banks	37	68	73	31	14
Total interest income	3,153	3,172	3,054	2,989	3,260
Interest expense
Money market, NOW and savings deposits	108	115	100	96	98
Time deposits	385	403	412	427	450
Borrowings	157	150	97	523	518
Total interest expense	650	668	609	1,046	1,066
Net interest income	2,503	2,504	2,445	1,943	2,194
Provision for loan losses	(1,061)	—	3,560	1,424	—
Net interest income (loss) after provision	3,564	2,504	(1,115)	519	2,194
Noninterest income
Service charges on deposit accounts	168	188	189	161	163
Mortgage banking income	41	7	—	—	6
Income from bank-owned life insurance	111	110	110	110	109
Gain (loss) on sale of securities available for sale	—	153	(102)	17	—
Gain (loss) on sale of assets	—	(222)	—	—	(4)
Gain on extinguishment of debt	—	—	19,115	—	—
Other noninterest income	92	98	141	128	149
Total noninterest income	412	334	19,453	416	423
Noninterest expenses
Salaries and employee benefits	1,616	1,638	1,668	1,286	1,228
Occupancy and equipment	458	493	486	499	493
Legal and professional fees	351	428	1,076	215	494
FDIC insurance	21	204	206	309	320
Impairment on assets held for sale	—	1	247	—	—
Net cost of operation of other real estate owned	37	1,392	3,273	1,564	167
Other noninterest expense	403	467	549	345	364
Total noninterest expenses	2,886	4,622	7,505	4,218	3,066
Income (loss) before income taxes	1,090	(1,784)	10,833	(3,283)	(449)
Income tax expense (benefit)	(310)	—	920	—	(40)
Net income (loss)	1,400	(1,784)	9,913	(3,283)	(409)
Preferred dividends	—	—	—	(398)	(405)
Gain on extinguishment of preferred shares	—	—	13,778	—	—
Net income (loss) available to common shareholders	$1,400	$(1,784)	$23,691	$(3,681)	$(814)

Earnings per common share, fully diluted	$0.00	$(0.00)	$0.03	$(0.96)	$(0.21)
Weighted average diluted common shares	508,945,190	411,085,981	319,862,554	3,846,340	3,846,340

HCSB Financial Corporation

Condensed Consolidated Income Statement (Unaudited)

	At or For the Twelve Months Ended
	December 31,	December 31,	December 31,
	2016	2015	2014
	($ in thousands, except per share amounts)
Interest income
Loans, including fees	$10,361	$11,628	$13,417
Investment securities	1,747	1,980	2,556
Nonmarketable equity securities	52	51	60
Interest on deposits at banks	208	67	62
Total interest income	12,368	13,726	16,095
Interest expense
Money market, NOW and savings deposits	419	423	450
Time deposits	1,626	2,009	2,545
Borrowings	927	2,022	2,059
Total interest expense	2,972	4,454	5,054
Net interest income	9,396	9,272	11,041
Provision for loan losses	3,923	—	1,061
Net interest income (loss) after provision	5,473	9,272	9,980
Noninterest income
Service charges on deposit accounts	706	744	880
Mortgage banking income	48	181	229
Income from bank-owned life insurance	441	431	440
Gain (loss) on sale of securities available for sale	68	232	201
Gain (loss) on sale of assets	(222)	717	6
Gain on extinguishment of debt	19,115	—	—
Other noninterest income	458	830	1,800
Total noninterest income	20,614	3,135	3,556
Noninterest expenses
Salaries and employee benefits	6,208	5,383	5,606
Occupancy and equipment	1,936	2,133	2,243
Legal and professional fees	2,070	1,708	1,318
FDIC insurance	740	1,391	1,574
Impairment on assets held for sale	248	—	—
Net cost of operation of other real estate owned	6,266	632	1,411
Other noninterest expense	1,763	1,379	1,597
Total noninterest expenses	19,231	12,626	13,749
Income (loss) before income taxes	6,856	(219)	(213)
Income tax expense (benefit)	610	27	78
Net income (loss)	6,246	(246)	(291)
Preferred dividends	—	(1,512)	(1,112)
Gain on extinguishment of preferred shares	13,778
Net income (loss) available to common shareholders	$20,024	$(1,758)	$(1,403)

Earnings per common share, fully diluted	$0.07	$(0.46)	$(0.37)
Weighted average diluted common shares	317,563,726	3,823,244	3,770,355

HCSB Financial Corporation

Average Balance Sheets and Net Interest Analysis (Unaudited)

	For the Three Months Ended
	December 31, 2016			December 31, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (2)	Balance	Expense	Rate (2)
Assets	($ in thousands)
Interest-earning assets:
Loans and loans held for sale (1)	$208,850	$2,630	5.01%	$214,778	$2,753	5.09%
Interest-bearing deposits	28,480	37	0.52%	22,711	14	0.24%
Investment securities	109,615	473	1.73%	88,846	479	2.16%
Other interest-earning assets	1,262	13	4.10%	1,144	14	4.86%

Total interest-earning assets	348,207	3,153	3.60%	327,479	3,260	3.95%

Allowance for loan losses	(4,716)			(5,009)
Cash and due from banks	1,497			1,356
Premises and equipment (net)	14,408			16,011
Other assets	18,432			29,980

Total assets	$377,828			$369,817

Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand	$40,664	$13	0.13%	$39,326	$16	0.16%
Money market, NOW and savings	83,394	95	0.45%	78,739	82	0.41%
Time deposits	143,939	378	1.04%	173,916	426	0.97%
Brokered deposits	4,038	7	0.69%	3,135	24	3.04%
Total interest-bearing deposits	272,035	493	0.72%	295,116	548	0.74%
Short-term borrowings	1,383	1	0.29%	992	2	0.80%
Long-term debt	21,717	156	2.86%	34,248	516	5.98%
Total borrowed funds	23,100	157	2.70%	35,240	518	5.83%

Total interest-bearing liabilities	295,135	650	0.88%	330,356	1,066	1.28%

Net interest rate spread		2,503	2.74%		2,194	2.67%

Noninterest-bearing demand deposits	44,241			43,761
Other liabilities	2,116			7,225
Shareholders' equity	36,336			(11,525)

Total liabilities and shareholders' equity	$377,828			$369,817

Net interest margin			2.86%			2.66%

(1) Nonaccrual loans are included in the average loan balances.

(2) Yield/ rate calculated on Actual/Actual day count basis, except for yield on investments which is calculated on a 30/360 day count basis.

HCSB Financial Corporation

Selected Ratios (Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
	($ in thousands, except per share amounts)
Per Share Data:
Basic Earnings (Loss) per Common Share	$0.00	$(0.00)	$0.03	$(0.96)	$(0.21)
Book value per common share (1)	$0.07	$0.07	$0.10	$(7.16)	$(6.54)
Common shares outstanding	495,763,940	495,763,940	363,314,783	3,846,340	3,846,340
Weighted average dilutive common shares outstanding	508,945,190	411,085,981	319,862,554	3,846,340	3,846,340

Selected Performance Ratios:
Return on Average Assets	1.47%	-1.85%	11.07%	-3.57%	-0.41%
Return on Average Equity (2)	15.33%	-19.92%	-336.28%	N/A	N/A
Net interest margin (non-tax equivalent)	2.86%	2.80%	2.84%	2.45%	2.66%
Non-interest Income as a % of Revenue	11.56%	9.53%	86.43%	12.22%	11.49%
Non-interest Income as a % of Average Assets	0.11%	0.09%	5.40%	0.11%	0.11%
Non-interest Expense as a % of Average Assets	0.76%	1.20%	2.08%	1.14%	0.78%

Asset Quality:
Past due 30-59 days (and still accruing)	$888	$535	$636	$3,667	$3,897
Past due 60-89 days (and still accruing)	150	112	159	647	244
Past due 90 days plus (and still accruing)	—	—	—	—	—
Nonaccrual loans	2,025	931	332	6,115	8,742
Nonperforming loans	2,025	931	332	6,115	8,742
Nonperforming loans held for sale (nonaccruing)	—	—	4,012	—	—
OREO	2,887	4,032	7,256	11,270	13,624
Nonperforming assets	4,912	4,963	11,600	17,385	22,366

Nonperforming loans to total loans	0.94%	0.45%	0.17%	3.06%	4.18%
Nonperforming assets to total assets	1.31%	1.30%	3.03%	4.78%	6.19%
Allowance to total loans held-for-investment	1.74%	2.24%	2.26%	1.86%	2.20%
Allowance to nonperforming loans	185.19%	502.26%	1353.01%	60.82%	52.63%
Allowance to nonperforming assets	76.34%	94.22%	38.72%	21.39%	20.57%
Net charge-offs (recoveries) to average loans	-0.26%	-0.36%	5.46%	4.32%	0.74%
(annualized)

Capital Ratios (Bank):
Common Equity Tier 1 (CET1) capital	$37,721	$36,404	$38,114	$9,238	$12,135
Tier 1 capital	37,721	36,404	38,114	9,238	12,135
Tier 2 capital	3,122	3,039	2,939	2,962	3,267
Total risk based capital	40,843	39,443	41,053	12,200	15,402
Risk weighted assets	249,122	241,456	233,528	236,204	260,024
Average assets for leverage ratio	379,052	388,135	384,914	360,649	370,482

Common Equity Tier 1 (CET1) ratio	15.14%	15.08%	16.32%	3.91%	4.67%
Tier 1 ratio	15.14%	15.08%	16.32%	3.91%	4.67%
Total risk based capital ratio	16.39%	16.34%	17.58%	5.17%	5.92%
Tier 1 leverage ratio	9.95%	9.38%	9.90%	2.56%	3.28%

(1) Book value per share excludes non-voting preferred shares

(2) Ratio not applicable in prior periods due to negative equity